Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 2 to the Annual Report of Flow International Corporation, a Washington corporation (the “Company”), on Form 10-K/A for the year ending April 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Light, Principal Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEPHEN R. LIGHT
Stephen R. Light
Principal Executive Officer
April 6, 2005